UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2022 (February 7, 2022)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrant’s telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Marc D. Stratton as Executive Vice President and Chief Financial Officer

On February 8, 2022, Summit Midstream Partners, LP (“SMLP”) announced that Marc D. Stratton, the Executive Vice President and Chief Financial Officer of Summit Midstream GP, LLC (the “General Partner”), the general partner of SMLP, will be stepping down as Chief Financial Officer of the General Partner and will be succeeded by William J. Mault, as described in more detail below. The General Partner manages and operates SMLP, including through its affiliate, Summit Operating Services Company, LLC (the “Company”). Mr. Stratton’s employment with the General Partner and the Company will terminate effective March 4, 2022 (the “Separation Date”). Mr. Stratton’s departure was not the result of any disagreement, including on matters relating to accounting, internal accounting controls or auditing matters for the General Partner, the Company or the Partnership.

In exchange for Mr. Stratton’s execution of a release of claims set forth in a separation agreement (the “Separation Agreement”), Mr. Stratton will be entitled to certain payments and benefits afforded in connection with a termination without cause set forth in his employment agreement with the Company, dated September 1, 2020, and the award agreements under which phantom units and other awards were granted to Mr. Stratton under the SMLP 2012 Long-Term Incentive Plan (the “LTIP”). Such payments and benefits include (i) severance payments payable over 12 months equal to one-and-a-half times the sum of (A) his current base salary and (B) his annual bonus paid to Mr. Stratton for the 2021 performance year; (ii) a prorated amount of his 2022 target annual bonus; (iii) subsidized COBRA coverage for the lesser of the time during which he is eligible for COBRA coverage and 18 months; and (iv) full vesting and settlement of all of Mr. Stratton’s outstanding unvested phantom units and any related cash retention component thereof.

This description of Mr. Stratton’s Separation Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to SMLP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Appointment of William J. Mault as Executive Vice President and Chief Financial Officer

On February 7, 2022, the Company executed the Second Amended and Restated Employment Agreement (the “CFO Employment Agreement”) with Mr. Mault, pursuant to which he will serve as the Executive Vice President and Chief Financial Officer of the General Partner. Mr. Mault has been with SMLP since 2016 and has held various senior management roles at the Company, including Vice President of Corporate Development, Finance and Treasurer. Prior to joining SMLP, Mr. Mault spent nearly 10 years in mergers & acquisitions and investment research capacities, most recently at SunTrust Robinson Humphrey (now Truist Securities). Mr. Mault has over 10 years of oil and gas industry experience, is a Chartered Financial Analyst® charterholder and holds a Bachelor of Business Administration, majoring in Banking, Finance and Economics, from Northwood University.

Mr. Mault’s CFO Employment Agreement, which has an effective date of January 30, 2022 (the “CFO Effective Date”), has an initial term that expires on the second anniversary of the CFO Effective Date, and is then automatically extended for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term. Mr. Mault’s CFO Employment Agreement provides for an annual base salary of $300,000, and a performance-based bonus ranging from 0% to 200% of base salary, with a target of 100% of base salary. Mr. Mault is entitled to receive a prorated annual bonus (based on target) if he terminates his employment with good reason, or if his employment is terminated by the Company without cause or as a result of a non-extension of the term by the Company, or due to death or disability. Mr. Mault is also eligible to receive pursuant to the CFO Employment Agreement and subject to appropriate approvals, an equity award grant under SMLP’s long-term incentive plan with a grant date target award value of 200% of base salary (the “CFO Annual LTIP Target”). In addition, Mr. Mault’s CFO Employment Agreement also provides for reimbursement of certain business expenses incurred in connection with his employment, including company-paid tax preparation and advisory services of up to $12,000 per year.

Mr. Mault’s CFO Employment Agreement provides, subject to execution of a release of claims, for cash severance upon a termination resulting from a non-extension of the term by the Company, by the Company without cause or by Mr. Mault for good reason, which is defined generally as the officer’s termination of employment within ninety days after the occurrence of (i) a material diminution in Mr. Mault’s authority, duties or responsibilities; (ii) a material diminution in the aggregated total of Mr. Mault’s base salary, target bonus (as a percentage of base salary) or CFO Annual LTIP Target; (iii) a material change in the geographic location at which Mr. Mault must perform his services under the agreement; or (iv) any other action or inaction that constitutes a material breach of the CFO Employment Agreement by the Company (each a “CFO Qualifying Termination”). In the event of a CFO Qualifying Termination, Mr. Mault’s severance will be equal to one and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year and payable over the one-year period following termination (the “CFO severance period”). Mr. Mault would also be entitled to subsidized COBRA coverage for the lesser of the time during which he is eligible for COBRA coverage and 18 months.

Following a CFO Qualifying Termination of employment, the CFO Employment Agreement provides that Mr. Mault will be subject to a post-termination non-competition covenant through the CFO severance period (although Mr. Mault may choose to waive his right to severance in exchange for no longer being subject to any further non-competition restrictions), and, following any termination of employment, Mr. Mault will be subject to a one-year post-termination non-solicitation covenant and confidentiality provisions.

Mr. Mault’s CFO Employment Agreement also provides that all equity awards granted to him under SMLP’s long-term incentive plan and held by him as of immediately prior to a change in control of the General Partner or SMLP will become fully vested immediately prior to the change in control.

Mr. Mault’s CFO Employment Agreement provides that, if any portion of the payments or benefits provided to Mr. Mault would be subject to the excise tax imposed in connection with Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced if such reduction would result in a greater after-tax payment to Mr. Mault.

This description of Mr. Mault’s CFO Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to SMLP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Appointment of Matthew B. Sicinski as Senior Vice President, Chief Accounting Officer

On February 7, 2022, the Company executed the Employment Agreement (the “SVP Employment Agreement”) with Matthew B. Sicinski, pursuant to which he will serve as the Senior Vice President, Chief Accounting Officer of the General Partner. Mr. Sicinski joined SMLP in February 2020 as the Company’s Vice President and Chief Accounting Officer. Prior to joining SMLP, Mr. Sicinski was the Vice President and Controller at Venari Resources and he spent over 8 years at Southwestern Energy in multiple accounting, finance and commercial development roles. Additionally, Mr. Sicinski worked in the Houston offices of Arthur Andersen and Ernst & Young, most recently as a manager. Mr. Sicinski has over 20 years of oil and gas industry experience, is a Certified Public Accountant and received Bachelor of Business Administration and Master of Business Administration degrees in Accounting from Angelo State University.

Mr. Sicinski’s SVP Employment Agreement, which has an effective date of January 30, 2022 (the “SVP Effective Date”), has an initial term that expires on the second anniversary of the SVP Effective Date, and is then automatically extended for successive one-year periods, unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable term. Mr. Sicinski’s SVP Employment Agreement provides for an annual base salary of $265,000, and a performance-based bonus ranging from 0% to 150% of base salary, with a target of 75% of base salary. Mr. Sicinski is entitled to receive a prorated annual bonus (based on target) if he terminates his employment with good reason, or if his employment is terminated by the Company without cause or as a result of a non-extension of the term by the Company, or due to death or disability. Mr. Sicinski is also eligible to receive pursuant to the SVP Employment Agreement and subject to appropriate approvals, an equity award grant under SMLP’s long-term incentive plan with a grant date target award value of 85% of base salary (the “SVP Annual LTIP Target”). In addition, Mr. Sicinski’s SVP Employment Agreement also provides for reimbursement of certain business expenses incurred in connection with his employment, including company-paid tax preparation and advisory services of up to $12,000 per year.

Mr. Sicinski’s SVP Employment Agreement provides, subject to execution of a release of claims, for cash severance upon a termination resulting from a non-extension of the term by the Company, by the Company without cause or by Mr. Sicinski for good reason, which is defined generally as the officer’s termination of employment within ninety days after the occurrence of (i) a material diminution in Mr. Sicinski’s authority, duties or responsibilities, (ii) a material diminution in the aggregated total of Mr. Sicinski’s base salary, target bonus (as a percentage of base salary) or SVP Annual LTIP Target, (iii) a material change in the geographic location at which Mr. Sicinski must perform his services under the agreement, or (iv) any other action or inaction that constitutes a material breach of the SVP Employment Agreement by the Company (each a “SVP Qualifying Termination”). In the event of a SVP Qualifying Termination, Mr. Sicinski’s severance will be equal to one and one-half times the sum of his annual base salary and the higher of his target annual bonus payable in respect of the immediately preceding year and the annual bonus actually paid to him in respect of that year and payable over the one-year period following termination (the “SVP severance period”). Mr. Sicinski would also be entitled to subsidized COBRA coverage for the lesser of the time during which he is eligible for COBRA coverage and 18 months.

Following a SVP Qualifying Termination of employment, his SVP Employment Agreement provides that Mr. Sicinski will be subject to a post-termination non-competition covenant through the SVP severance period (although Mr. Sicinski may choose to waive his right to severance in exchange for no longer being subject to any further non-competition restrictions), and, following any termination of employment, Mr. Sicinski will be subject to a one-year post-termination non-solicitation covenant and confidentiality provisions.

Mr. Sicinski’s SVP Employment Agreement also provides that all equity awards granted to him under SMLP’s long-term incentive plan and held by him as of immediately prior to a change in control of the General Partner or SMLP will become fully vested immediately prior to the change in control.

Mr. Sicinski’s SVP Employment Agreement provides that, if any portion of the payments or benefits provided to Mr. Sicinski would be subject to the excise tax imposed in connection with Section 280G of the Internal Revenue Code, then the payments and benefits will be reduced if such reduction would result in a greater after-tax payment to Mr. Sicinski.

This description of Mr. Sicinski’s SVP Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed as an exhibit to SMLP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Item 7.01.	Regulation FD Disclosure.

On February 8, 2022, SMLP issued a press release announcing the matters described in Item 5.02 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933 or the 1934 Act, regardless of any general incorporation language in such document.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 8, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

By: Summit Midstream GP, LLC (its general partner)

Dated: February 8, 2022	/s/ William J. Mault
William J. Mault, Executive Vice President and Chief Financial Officer